Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-333-222143) of Tandem Diabetes Care, Inc.,

(2) Registration Statement (Form S-8 No. 333-192406) pertaining to the 2006 Stock Incentive Plan, 2013 Stock Incentive Plan, and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care Inc.,

(3) Registration Statement (Form S-8 No. 333-202254) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care, Inc., and

(4) Registration Statement (Form S-8 No. 333-209685) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care, Inc.;

of our report dated March 1, 2018, with respect to the financial statements of Tandem Diabetes Care, Inc. included in this Annual Report (Form 10-K) of Tandem Diabetes Care, Inc. for the year ended December 31, 2017.

/s/Ernst & Young LLP

San Diego, California

March 1, 2018